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                                                                 Exhibit 10.99.3

                 AGREEMENT FOR THE TRANSFER AND ASSIGNMENT OF
                             INTELLECTUAL PROPERTY


     THIS AGREEMENT ("Agreement") is entered into as of the 6th day of March, 1997, by and between Youth Services International, Inc. ("YSI"), a Maryland corporation with principal place of business at 2 Park Center Court, Suite 200, Owings Mills, Maryland 21117, and International Youth Institute, Inc. ("IYI"), a Maryland corporation with principal place of business at 901 N. Pitt Street, Suite 250; Alexandria, Virginia 22314. Both YSI and IYI are sometimes referred to herein as "the Parties".

     WHEREAS, YSI uses and owns all rights in the intellectual property and other intangibles further described herein and referred to as the "Intellectual Property"; and

     WHEREAS, during 1996 YSI transferred certain employees to IYI who were instructors experienced in training certain youth correctional professionals; and

     WHEREAS, such former YSI employees may require the use of the Intellectual Property in connection with their performance for IYI;

     WHEREAS, IYI has obtained the Intellectual Property; and

     WHEREAS, YSI hereby conveys all right, title and interest in the Intellectual Property to IYI as set forth herein in exchange for the payment and other covenants set forth herein and a perpetual, irrevocable, fully paid-up and royalty-free license for YSI to use the Intellectual Property as set forth in that certain License Agreement of even date herewith by and between YSI and IYI (the "License Agreement");

     NOW, THEREFORE, in consideration of these premises and the mutual covenants contained herein the parties hereto mutually agree;

     1.  Intellectual Property.
         ---------------------

     "Intellectual Property" as used herein shall mean the notes, outlines, books, compositions, writings, inventions, processes, computer programs, ideas, know-how, formulae, trade secrets, patents, trademarks, trade names, brand names and copyrights and any other intangibles or tangibles whatsoever directly related or incidental to the training of youth workers, including training curricula, student handbooks and course syllabi and transfer of experienced trainers or items from YSI to IYI. See Attachment A for a non-exhaustive list of some of these items.

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     2.  Transfer and Assignment.
         -----------------------

     Subject to the terms and conditions set forth in this Agreement, including without limitations Section 4 hereof, YSI hereby transfers, conveys and assigns to IYI all rights, title and interest of YSI in and to the Intellectual Property, as defined in Section 1.

     3.  Excluded Assets.  The parties hereto understand and agree that this
         ---------------
Agreement is not intended, and shall not be construed, to convey any rights to any intellectual property or other property of YSI not described in Section 1 or on Attachment A hereof. Without limiting the generality of the foregoing, IYI understands and agrees with YSI that this Agreement shall not operate to transfer to IYI any right in or to any of the general management policies and procedures, financial policies, procedures and information, human resource policies, procedures and data, current or completed bid proposals, corrective action plans, special projects or assessments that are proprietary to YSI, or any other documents of intellectual property or proprietary information of YSI that relate to the juvenile justice or youth care services provided by YSI in connection with its business.

     4.  Restrictions.  Notwithstanding the sale of the Intellectual Property to
         ------------
IYI, both IYI and YSI understand and agree that the ownership rights in and to the Intellectual Property transferred to IYI by this Agreement shall be subject at all times to, and limited by the following restrictions:

          (a) All rights of IYI in and to the Intellectual Property (and all improvements, and enhancements thereto) shall terminate, and revert back to YSI, immediately upon the occurrence of any of the following events: (i) a voluntary or involuntary petition or action under Title 11 of the United States Code is filed by or against IYI, provided that so long as IYI retains control of all of its assets and there is no intent by any party to sell any of the Intellectual Property, the reversion right shall not apply, or (ii) IYI makes a general assignment for the benefit of its creditors. Accordingly, from and after the occurrence of any of the events listed in this paragraph 4(a), IYI shall have no further rights in or to, including the right to use, the Intellectual Property (or the improvements or enhancements thereto), but all rights in and to the Intellectual Property (and all improvements and enhancements thereto) shall thereafter be the rights of YSI.

          (b) IYI agrees to hold the Intellectual Property in confidence and to protect the value of the Intellectual Property in any way reasonably necessary in order to sustain such value.

          (c) It is understood and agreed by the parties that any products and services created by IYI in the course of its business are the exclusive property of IYI, and IYI may sell, convey, give, donate or otherwise transfer or disclose or license or grant any other permission to use such products and services at any time

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to any person or entity, regardless of whether or not such person directly or indirectly competes with YSI, and regardless of whether such products contain or are based upon any part of the Intellectual Property. It is further understood and agreed by the parties that IYI may create intellectual property in the same field or on the same topic as the Intellectual Property, and IYI may sell, convey, give, donate or otherwise transfer or disclose or license or grant any other permission to use such intellectual property at any time to any person or entity, regardless of whether or not such person directly or indirectly competes with YSI. Notwithstanding the foregoing, without the written consent of YSI, IYI shall not at any time sell, convey, give, donate or otherwise transfer or disclose the Intellectual Property, or any portion thereof, or any enhancements or modifications thereto, or any rights associated therewith, including any license or other permission to use the Intellectual Property or any portion thereof, to any person or entity (including without limitation any subcontractor of IYI) other than (i) a disclosure of the Intellectual Property to any employee or other agent, including any subcontractor, of IYI to whom such disclosure is necessary in connection with the business of IYI permitted by this Agreement,
(ii) any transfer or disclosure to YSI or any subsidiary of YSI, or (iii) any transfer to any party in connection with the sale by IYI of its business as a whole, if and only if, the purchaser thereof purchases the Intellectual Property, or portion thereof, subject to all of the terms and conditions of this Agreement and the License Agreement.

          (d) In the event that IYI attempts to make a sale, conveyance, gift, donation, lease, license or other transfer or disclosure in violation of paragraph 4(c), all rights of IYI in and to the Intellectual Property (including any improvements or enhancements thereto) shall immediately terminate and revert back to YSI, and IYI shall have no further rights in or to, including the right to use, the Intellectual Property (or the improvements or enhancements thereto), but all rights in and to the Intellectual Property (and all improvements and enhancements thereto) shall thereafter be the rights of YSI; provided, however, that upon discovery of any such violation, YSI shall promptly notify IYI of the violation or alleged violation, and IYI shall have the opportunity to cure such violation by (i) canceling any agreement to sell, convey, gift, donate, lease, license or other transfer or disclosure; (ii) obtaining the complete recovery of all Intellectual Property so transferred or disclosed; and (iii) obtaining an agreement, enforceable by YSI, from the party to whom transferred or disclosed, not to use or disclose such Intellectual Property, all to the reasonable satisfaction of YSI.

          (e) Remedies.  IYI hereby acknowledges and agrees that (a) a remedy at
              --------
law may not adequately protect the rights of YSI in the event of any breach or threatened breach of the provisions 9f Section 4 of this Agreement by IYI or any of its officers, employees, representatives, agents or affiliates, and (b) any such breach or threatened breach of such provisions will result in irreparable harm to YSI. Therefore, without prejudice to any other remedies at law or in equity to which YSI may be entitled, IYI hereby agrees that YSI shall be entitled to seek

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injunctive relief in any court of competent jurisdiction in the event of any actual or threatened breach of any of the provisions of this Agreement in order to prevent or terminate the continuance of any such breach or threatened breach of such provisions, together with reimbursement of legal and other expenses and fees incurred by YSI in enforcing such provisions or seeking such relief.

     The parties hereto understand and agree that the restrictions set forth in this Section 4 were a material inducement to YSI to sell the Intellectual Property to IYI, and to IYI to buy the Intellectual Property from YSI, and constitute an integral part of the consideration for the sale of the Intellectual Property by YSI to IYI, and that without such restrictions, the parties would not have entered into this Agreement.

     5.  Representations and Warranties of YSI.
         -------------------------------------

          (a) YSI represents and warrants that, to the best of its knowledge, it owns all rights, title and interest in and to the Intellectual Property. To the best of YSI's knowledge, the use of the Intellectual Property does not conflict with, infringe upon or violate a patent, patent license, patent application, trademark, trade name, trademark or trade name registration, copyright, copyright registration, service mark, brand mark or brand name or any pending application relating thereto, or any trade secret, know-how, programs or processes or any other intellectual property rights of any third person, firm or corporation;

          (b) YSI further represents and warrants that to the best of its knowledge, there are no outstanding, or overtly threatened, governmental, judicial or adversary proceedings, hearings, arbitrations, disputes or other disagreements, and no notice of infringement has been served upon YSI with respect to any of the Intellectual Property.

          (c) YSI further represents and warrants that to the best of its knowledge, no other writings, inventions, processes, computer programs, know-how, formulae, trade secrets, patents, trademarks, trade names, brand names, copyrights, licenses or applications are necessary for the unimpaired use or conveyance of the Intellectual Property.

          (d) YSI further represents and warrants that to the best of its knowledge, YSI has the authority to transfer, convey and assign the Intellectual Property and the rights. in and to the Intellectual Property as contemplated by this Agreement.

     6.  IYI Covenants.
         -------------

          (a) The provisions of Section 3 of the License Agreement regarding the confidentiality of the Intellectual Property, including without limitation, the

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provisions requiring each of IYI and YSI to ensure that its employees, representatives and agents keep the Intellectual Property in confidence, are incorporated herein by reference and are obligations of the parties in this Agreement as if fully set forth herein.

          (b) IYI agrees to cause and ensure that each of its employees, representatives or agents having access to the Intellectual Property or information related thereto to be bound by the confidentiality and noncompete covenants and agreements of IYI of this Agreement.

     7.  Consideration.
         -------------

     In consideration of the transfer and assignment set forth in Section 2, IYI will pay to YSI the sum of Seven Hundred Thousand Dollars ($700,000.00).

     8.  Payment.
         -------

     The consideration set out in paragraph 7 shall be paid in the form of a check to YSI within 90 days of the execution of this Agreement.

     9.  Registration.
         ------------

     IYI shall file such registrations with the United States copyright Office, the United States Patent and Trademark Office, and any governmental agencies responsible for the registration or perfection of rights and as are necessary to effectuate this Agreement. YSI for itself and on behalf of its subsidiaries, affiliates, agents, officers, directors, and employees agrees to cooperate, sign and otherwise execute any such notices or related documents as are reasonably necessary to evidence, perfect, transfer, assign or convey any of the Intellectual Property Rights transferred hereunder. Any and all fees, costs or expenses arising in connection with any filing or recording done pursuant to this Section 9 shall be borne by IYI.

     10.  Covenants Not to Compete.
          ------------------------

          (a) IYI hereby covenants and agrees, for itself and its subsidiaries aid affiliates, that, from and after the date of this Agreement, neither IYI nor any of its subsidiaries or affiliates will directly or indirectly, either alone or with others, engage or make equity investments in or have an ownership interest in, any person, firm, company or entity engaged in any business similar to the business of YSI, or in a business that would be competitive with the business of YSI, which is understood to be the provision of juvenile justice and youth care services; provided, however, that nothing herein shall be deemed to restrict IYI (or its subsidiaries and affiliates) from (i) making investments representing not more than five percent (5%) of the outstanding equity securities of any publicly traded company or (ii) training

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youth care workers for businesses, firms, companies or entities in which IYI does not have any financial interest; or

          (b) YSI hereby covenants and agrees, for itself and its subsidiaries and affiliates, that, from and after the date of this Agreement, neither YSI nor any of its subsidiaries or affiliates, will engage in the business of training any personnel for compensation (it being understood that YSI and its subsidiaries and affiliates shall be permitted to train the employees, representatives or agents of YSI and its subsidiaries and affiliates, state agencies and joint venture or other partners in connections with YSI's operation and expansion of the business of YSI and its subsidiaries in the ordinary course, so long as such training does not conflict with the terms of any Training Agreement between the parties at the time); provided, however, that nothing herein shall be deemed to restrict YSI (or its subsidiaries and affiliates) from making investments representing not more than five percent (5%) of the outstanding equity securities of any publicly traded company.

          (c) Each covenant and agreement of this paragraph 10 shall be read and construed independently of each other and if any one of them (or portion thereof) is held invalid, the others (or other portions thereof) shall continue to be valid and to apply and the one (or the portion) held to be invalid shall be read and construed in the most restrictive manner intended by this paragraph 10 that would permit it to be held valid and enforceable. Accordingly, the parties agree that because the provisions of this paragraph 10 are divisible and separable, if any provision hereof is held to be unreasonable, unlawful or unenforceable in duration, geographical scope or character of restriction by any court of competent jurisdiction, such provision shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to enforce any such provision or portion of this paragraph 10 or to modify any such provision or portion hereof in order that any such provision or portion hereof shall be enforced by such court to the fullest extent permitted by applicable law.

          (d) Each of IYI and YSI recognize the broad scope of the foregoing covenants, but expressly agrees that they are reasonable in light of the scope of the business of each party and the rights transferred hereby. Each of IYI and YSI expressly acknowledges that the damages to the business of the other party resulting from any breach of this paragraph 10 may be intangible in whole or in part and incapable of being assessed a monetary value and that the other party is entitled to seek specific enforcement, injunctive relief and other equitable remedies in addition to monetary damages and legal remedies.

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     11.  Indemnity.
          ---------

          (a) Indemnification by IYI.  IYI shall defend, indemnify and hold
              ----------------------
harmless YSI and its subsidiaries, and the officers, directors, employees, agents, successor and assigns of YSI or any of its subsidiaries, from and against all claims, damages, judgments, fines, penalties, costs or expenses incurred or sustained by YSI, or its officers, directors, employees, agents, successors or assigns, (i) by reason of any direct or indirect breach by IYI of any of the representations, warranties, covenants or agreements of IYI contained in this Agreement or (ii) in connection with the Intellectual Property or any derivative product thereof, as a result of the negligent or intentional misconduct of IYI or its officers, directors, employees or agents.

          (b) Indemnification by YSI.  YSI shall defend, indemnify and hold
              ----------------------
harmless IYI and its subsidiaries and the officers, directors, employees, agents, successor and assigns of IYI from and against all claims, damages, judgments, fines, penalties, costs or expenses incurred or sustained by IYI, or its officers, directors, employees, agents, successors or assigns, (i) by reason of any direct or indirect breach by YSI of any of the representations, warranties, covenants or agreements of YSI contained in this Agreement or (ii) in connection with the IYI Intellectual Property or any derivative product thereof, as a result of the negligent or intentional misconduct of YSI or its officers, directors, employees or agents.

     12.  Bankruptcy Provisions.
          ---------------------

          (a) The parties hereto acknowledge and agree that the Intellectual Property is "intellectual property" as that term is defined by Title 11 of the United States Code, as amended ("Title 11").

          (b) IYI agrees that in the event a Chapter 7 petition is filed by or against it under Title 11, IYI will consent to YSI's obtaining relief under 11 U.S.C. (S)107.

          (c) IYI agrees that, in the event that a Chapter 7 petition is filed by or against IYI under Title 11, or IYI becomes the subject of receivership proceedings, IYI or any subsequently appointed trustee or receiver shall, at the sole option of and on written request by YSI, continue to perform under this Agreement or within five days of written request by YSI return to YSI all of the Intellectual Property and all embodiments of the Intellectual Property, wheresoever located, at the sole expense of IYI. Further, IYI and any trustee or receiver shall not interfere with the rights of YSI as provided in this Agreement, including but not limited to any covenant not to compete, or confidentiality provisions, which rights shall continue in YSI.

                                      -7-
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     13.  General.
          -------

          (a) This Agreement is not assignable by either party, and neither party may delegate its benefits or its duties hereunder without the prior written consent of the other party, except that IYI may assign this Agreement one time without the consent of YSI only to a new entity with the same ownership, substantially all the same employees and the same business as IYI if such entity was created at the designation of IYI for the sole purpose of effecting a change in the business form of IYI. Any other attempted assignment in violation of this provision shall be void and the provisions hereof will be binding upon and inure to the benefit of the parties, their successors and any permitted assigns.

          (b) The laws of the State of Maryland excluding that body of law controlling conflicts of law, will govern all disputes arising out of or relating to this Agreement.

          (c) Neither IYI nor YSI will be responsible for any failure to perform due to unforeseen circumstances or to causes beyond IYI's or YSI's control, including but not limited to acts of God, war, riot, embargoes, acts of government, civil or military authorities, fire, floods, epidemics, accidents, strikes, or shortages of transportation, facilities, fuel, energy; labor or materials. In the event of any such occurrence, the party learning of such a condition shall notify the other party as soon as practicable, and when the condition is remedied, performance will be resumed with equitable adjustments to be made in good faith.

          (d) The waiver by IYI or YSI of any default by the other will not waive subsequent defaults by the other of the same or a different kind.

          (e) Except as otherwise set forth herein, in the event of a dispute involving this Agreement, the parties agree to submit all claims in writing to the American Arbitration Association, Washington, D.C. to be decided under the commercial rules of the American Arbitration Association. Any award issued in writing by the American Arbitration Association, based on this provision, may be converted to judgment by any Court of competent jurisdiction.

          (f) In the event any of the provisions of this a is held by a court or other tribunal of competent jurisdiction to be unenforceable, the other provisions of this Agreement will remain in full force and effect.

          (g) This Agreement, together with Attachment A, constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreements previously existing between the parties with respect to such subject matter. The Parties acknowledge that they are not entering into this Agreement on the basis of any representations not expressly contained herein or in the License Agreement. Any

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modifications of this Agreement must be in writing and signed by both parties hereto. The Parties agree that they have read this Agreement, understand it, and intend to be bound by its terms.

          (h) This Agreement may be executed in two or more counterparts, each of which when so executed will be deemed an original, and all of which together will constitute one and the same instrument.

          (i) Any notice, request, instruction or other document or communication required or permitted to be given under this Agreement shall be in writing and shall be deemed given upon delivery in person; upon being deposited in the mail, postage prepaid, for mailing by certified or registered mail; or upon being transmitted by facsimile, as follows:

     If to YSI, delivered, mailed or transmitted to:

          Youth Services International, Inc.
          2 Park Center Court, Suite 200
          Owings Mills, Maryland 21117
          Attention:  David B. Dolch
          Facsimile telephone number: (410) 356-8634

     If to IYI, delivered, mailed or transmitted to:

          International Youth Institute, Inc.
          901 North Pitt Street, Suite 250
          Alexandria, Virginia 22314
          Attention:  John R. Allen
          Facsimile telephone number: (703) 549-9807

or, in each case, to such other address or addresses as may be specified in writing from time to time by any party to the other parties.


     IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Transfer and Assignment Agreement as of the Effective Date.

Youth Services International, Inc.   International Youth Institute, Inc.


By: /s/ Timothy P. Cole              By: /s/ Thad A. Wolfe
    -------------------                  -----------------
Title: Timothy P. Cole               Title: Chairman & Chief Executive Officer
       Chief Executive Officer              ----------------------------------
       -----------------------


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STATE OF VIRGINIA
CITY OF ALEXANDRIA ) to wit:


     I, the undersigned, a Notary Public in and for the State and County aforesaid, do hereby certify that this day personally appeared before me Thad A. Wolfe, whose name is signed to the foregoing Agreement for the Transfer and Assignment of Intellectual Property Rights, and acknowledged the same.

     GIVEN under my hand this 30th day of April, 1997.



                              /s/ Deborah Ann Hainer
                              ----------------------
                              Notary Public



My Commission Expires: 1/31/2000
                       ---------



STATE OF MARYLAND   )
COUNTY OF HOWARD    ) to wit:


     I, the undersigned, a Notary Public in and for the State and County aforesaid, do hereby certify that this day personally appeared before me Timothy
P. Cole, whose name is signed to the foregoing Agreement for the Transfer and Assignment of Intellectual Property Rights, and acknowledged the same.

   GIVEN under my hand this 1st day of May, 1997.



                              /s/ Barbara B. Martin
                              ---------------------
                              Notary Public



My Commission Expires: 1/10/99
                       -------

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                                  ATTACHMENT A


          The following is a representative, nonexhaustive list of Intellectual Property being purchased, assigned and licensed back:

 .  Curriculum as received from YSI
 .  The 3 I's
 .  YSI Formula for Success
 .  World of Work
 .  Transfer of Experienced Trainers
 .  Youth Development Professionals Career Path
 .  Comprehensive YSI Program

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